UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
COMMERCIAL BANCSHARES, INC.
(Exact Name of Registrant as specified in its Charter)

OHIO	34-1787239
(State of Incorporation)	(IRS Employer Identification No.)
118 S. Sandusky Avenue
Upper Sandusky, Ohio 43351
(Address of principal executive offices, including zip code)
COMMERCIAL BANCSHARES, INC.
DEFERRED COMPENSATION PLAN
(as amended and restated effective January 1, 2006)
(Full Title of the Plan)
Robert E. Beach
President and Chief Executive Officer
Commercial Bancshares, Inc.
118 S. Sandusky Avenue
Upper Sandusky, Ohio 43351
(419) 294-5781
(Name , address and telephone number of agent for service)
Copies to:
David J. Mack, Esq.
Shumaker, Loop & Kendrick, LLP
1000 Jackson Street
Toledo, Ohio 43624
(419) 321-1396
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered(2)	per Share(1)	Price(1)	Fee
Common Shares, no par value	50,000	$14.71	$735,500	$28.91

(1)	This figure has been estimated solely for the purpose of determining the registration fee. The figure was calculated pursuant to Rule 457(c) using the average of the bid and asked prices for the common shares of Commercial Bancshares, Inc. (the “Company” or “Registrant”) as reported on the OTC Bulletin Board on December 18, 2008.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock which become issuable under the Commercial Bancshares, Inc. Deferred Compensation Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase or decrease in the number of outstanding shares of our common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

EXPLANATORY NOTE
     This Registration Statement relates to the registration of additional securities under the Commercial Bancshares, Inc. Deferred Compensation Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8, filed with the Commission on March 17, 1999 (SEC File No. 333-74611), are, except as otherwise amended hereby, incorporated into this Registration Statement by reference as if fully restated herein.

PART II
Item 3. Incorporation of Documents by Reference.
ITEM 8. Exhibits
SIGNATURES
EXHIBIT INDEX
DEFERRED COMPENSATION PLAN
OPINION OF SHUMAKER
CONSENT OF PLANTE & MORAN
POWER OF ATTORNEY

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.
     The following documents previously filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement:
(a)	The Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 31, 2008;

(b)	The Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the Commission on November 14, 2008;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above;

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K filed with the Commission on December 23, 2008.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part thereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall be deemed not, except as so modified or superseded, to constitute a part of this registration statement.
ITEM 8. Exhibits
     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Number	Exhibit
4	Commercial Bancshares, Inc. Deferred Compensation Plan

5	Opinion of Shumaker, Loop & Kendrick, LLP as to the legality of the securities

23.1	Consent of Shumaker, Loop & Kendrick, LLP (contained in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney
SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Upper Sandusky, State of Ohio, on December 23, 2008.

COMMERCIAL BANCSHARES, INC. (Registrant)

By	/s/ Robert E. Beach (Signature)
Robert E. Beach
President and Chief Executive Officer (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Beach Robert E. Beach	President, Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2008

/s/ Scott A. Oboy Scott A. Oboy	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 23, 2008

Directors*
Michael A. Shope
Stanley K. Kinnett
Kurt D. Kimmel
Lynn R. Child
John W. Bremyer
Richard A. Sheaffer
Daniel E. Berg
Mark Dillon
Deborah J. Grafmiller

*	For each of the above directors pursuant to power of attorney filed with this Registration Statement.

By:	/s/ Robert E. Beach Robert E. Beach	December 23, 2008
(pursuant to power of attorney)
     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Upper Sandusky, State of Ohio, on December 23, 2008.

COMMERCIAL BANCSHARES, INC.
DEFERRED COMPENSATION PLAN (Plan)

By:	COMMERCIAL BANCSHARES, INC. (Plan Administrator)

By:	/s/ Robert E. Beach (Signature)
Robert E. Beach
President and Chief Executive Officer (Duly Authorized Representative)

EXHIBIT INDEX

Number	Exhibit
4	Commercial Bancshares, Inc. Deferred Compensation Plan

5	Opinion of Shumaker, Loop & Kendrick, LLP as to the legality of newly issued securities under the Plan

23.1	Consent of Shumaker, Loop & Kendrick, LLP (contained in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney